UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015 (March 30, 2015)

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Agreement and Plan of Merger

On March 31, 2015, Par Petroleum Corporation, a Delaware corporation (the “Company”), entered into an amendment (the “Third Merger Agreement Amendment”) to the Agreement and Plan of Merger dated June 2, 2014 (as amended from time to time, the “Merger Agreement”), among the Company, Bogey, Inc., a Hawaii corporation and a wholly owned indirect subsidiary of the Company (“Merger Sub”), Koko’oha Investments, Inc., a Hawaii corporation (“Koko’oha”), and Bill D. Mills, in his capacity as the shareholders’ representative. Pursuant to the Third Merger Agreement Amendment, the parties agreed to reduce the amount of the escrow for post-closing claims to $12 million and modify the calculation of the per share merger consideration as it relates to certain escrow fees, and acknowledged the transaction funding mechanisms and treatment of certain third party consents to the merger to be consummated pursuant to the terms of the Merger Agreement (the “Merger”).

The foregoing description of the Third Merger Agreement Amendment is qualified in its entirety by reference to the Third Merger Agreement Amendment, a copy of which is attached hereto as Exhibit 2.4 and incorporated by reference herein.

Bank of Hawaii Credit Agreement

On April 1, 2015 (the “Effective Date”), in connection with the consummation of the Merger, Koko’oha and its wholly owned direct subsidiary, Mid Pac Petroleum, LLC, a Delaware limited liability company (“Mid Pac”), entered into a Credit Agreement (the “BOH Credit Agreement”) with Bank of Hawaii, as administrative agent and collateral agent (the “Agent”) for the lenders party thereto from time to time, including American Savings Bank, F.S.B., Central Pacific Bank, Raymond James Bank, N.A. and Bank of Hawaii (collectively, the “Lenders”), pursuant to which the Lenders committed to extend credit to Koko’oha and Mid Pac in the total amount $55.0 million, in the form of a senior secured term loan in the amount of $50.0 million (the “Term Loan”) and a senior secured revolving line of credit (the “Revolving Credit Facility”) in the aggregate principal amount of up to $5.0 million, including revolving loans (the “Revolving Loan” and together with the Term Loan, the “Loans”) of up to $5.0 million and a letter of credit subfacility of up to $2.0 million. The Lenders advanced the full amount of the Term Loan and the Revolving Loan at the closing. The proceeds of the Loans were used to repay certain existing debt of Koko’oha and Mid Pac, to pay a portion of the merger consideration in connection with the consummation of the Merger and for general corporate purposes.

Set forth below are certain of the additional material terms of the BOH Credit Agreement:

Mandatory Prepayments: The BOH Credit Agreement requires the following amounts to be applied to the prepayment of the Loans, unless otherwise approved by the Agent: (i) 100% of all net cash proceeds from sales of the tangible property and assets of Koko’oha, Mid Pac and their subsidiaries, subject to certain exceptions, (ii) 100% of any insurance, casualty or condemnation proceeds not utilized to repair the affected asset or reinvested into a replacement asset within 180 days of receipt, and (iii) a percentage of excess cash flow for any fiscal year based on the leverage ratio determined for such fiscal year.

Security and Collateral: The Loans made under the BOH Credit Agreement are secured by a first priority security interest in substantially all of the assets of Koko’oha, Mid Pac and their subsidiaries, including a pledge of the equity interests of Mid Pac and its subsidiaries.

Covenants: The BOH Credit Agreement requires compliance with various financial covenants that are measured on a quarterly basis, including maintaining a maximum leverage ratio, minimum fixed charge coverage ratio and minimum tangible net worth. Additionally, the BOH Credit Agreement contains various affirmative and negative covenants affecting the businesses and operations of Koko’oha, Mid Pac and their subsidiaries.

Set forth below are certain of the material terms of the Term Loan:

Maturity: The Term Loan matures and is fully payable on April 1, 2022. Principal on the Term Loan will be repaid in 28 equal quarterly principal payments over the term.

Interest: The Term Loan will bear interest, at Koko’oha’s and Mid Pac’s election, at a rate equal to (i) 30, 90 or 180 day LIBOR plus a margin, or (ii) the primary interest rate established from time to time by Bank of Hawaii plus a margin. For both LIBOR and primary interest rate loans, the margin is calculated based on the leverage ratio determined as of the last day of the immediately preceding quarter. Interest is payable at the end of the selected interest period, but no less frequently than quarterly.

Prepayment: Koko’oha and Mid Pac may prepay the Term Loan at any time, in whole or in part. Upon any such optional prepayment or any prepayment upon acceleration as a result of an event of default, Koko’oha and Mid Pac are required to pay a prepayment fee equal to 1% of the principal amount prepaid.

Set forth below are certain material terms of the Revolving Credit Facility:

Maturity Date: The Revolving Credit Facility matures on April 1, 2018. Letters of credit issued under the Revolving Credit Facility are not to expire beyond the maturity date of the Revolving Credit Facility.

Interest. Advances under the Revolving Credit Facility will bear interest, at Koko’oha’s and Mid Pac’s election, at a rate equal to (a) 30, 90 or 180 day LIBOR plus a margin, or (ii) the primary interest rate established from time to time by Bank of Hawaii plus a margin. For both LIBOR and primary interest rate loans, the margin is calculated based on the leverage ratio determined as of the last day of the immediately preceding quarter. Interest is payable at the end of the selected interest period, but no less frequently than quarterly.

The foregoing description of the BOH Credit Agreement is qualified in its entirety by reference to the BOH Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Pledge Agreement and Limited Recourse Guaranty

As previously disclosed, on July 11, 2014, the Company and certain of its subsidiaries, as guarantors (the “Guarantors”), entered into to a Delayed Draw Term Loan and Bridge Loan Credit Agreement (as amended from time to time, the “Delayed Draw Credit Agreement”) with Jefferies Finance LLC, as administrative agent (the “Delayed Draw Agent”) for the lenders party thereto from time to time, including WB Macau55 Ltd., Highbridge International, LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (collectively, the “Term Lenders”). As required by the terms of the Delayed Draw Credit Agreement, on the Effective Date and in connection with the consummation of the Merger, Hawaii Pacific Energy, LLC, a Delaware limited liability company and the Company’s wholly owned direct subsidiary (“HPE”), delivered to the Delayed Draw Agent, for the benefit of the Term Lenders, a Pledge Agreement (the “HPE Pledge Agreement”) and a Limited Recourse Guaranty (the “HPE Limited Recourse Guaranty”). Pursuant to the HPE Pledge Agreement, HPE pledged and granted a lien, for the benefit of the Term Lenders, on all of its right, title, and interest in and to all of the issued and outstanding equity interests issued by Koko’oha. Under the HPE Limited Recourse Guaranty, HPE guaranteed the payment and performance when due of the obligations under the Delayed Draw Credit Agreement, provided that recourse to pay such guaranteed obligations is limited to the equity interests of Koko’oha pledged by HPE pursuant to the HPE Pledge Agreement.

The foregoing descriptions of the HPE Pledge Agreement and the HPE Limited Recourse Guaranty are qualified in their entirety by reference to the HPE Pledge Agreement and the HPE Limited Recourse Guaranty, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and incorporated by reference herein.

Fourth Amendment to Delayed Draw Term Loan and Bride Loan Credit Agreement

On the Effective Date and in connection with the consummation of the Merger, the Company, the Guarantors, the Delayed Draw Agent and the Term Lenders entered into a Fourth Amendment (the “Fourth Amendment to Delayed Draw Facility”) to the Delayed Draw Credit Agreement. Pursuant to the Fourth Amendment to Delayed Draw Facility, the Term Lenders agreed to waive the Company’s obligation under the Delayed Draw Credit Agreement to deliver a negative pledge agreement with respect to the equity interests issued by Koko’oha and consented to the incurrence by Koko’oha of $55.0 million in principal amount of debt under the BOH Credit Agreement.

The foregoing description of the Fourth Amendment to Delayed Draw Facility is qualified in its entirety by reference to the Fourth Amendment to Delayed Draw Facility, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Second Amendment and Waiver to ABL Facility

On March 30, 2015 and in anticipation of the consummation of Merger and the entry by HPE into the HPE Pledge Agreement and the HPE Limited Recourse Guaranty, Hawaii Independent Energy, LLC, a Hawaii limited liability company and wholly owned direct subsidiary of HPE (“HIE”), and HPE entered into a Second Amendment and Waiver (the “ABL Amendment and Waiver”) to the ABL Credit Agreement dated as of September 25, 2013 (as amended from time to time, the “ABL Facility”) with Deutsche Bank AG New York Branch, as administrative agent and ABL loan collateral agent (in such capacities, the “ABL Agent”) for the lenders party thereto from time to time, and the requisite lenders party to the ABL Facility (the “ABL Lenders”). Pursuant to the ABL Amendment and Waiver, the ABL Agent and the ABL Lenders agreed to amend the ABL Facility to, among other things, (i) waive any violation of the ABL Credit Agreement resulting from the formation of Merger Sub or the ownership of 100% of the equity interests of Merger Sub by HPE and (ii) permit HPE to pledge the equity interests of Koko’oha to the Term Lenders as contemplated by the HPE Pledge Agreement and enter into the HPE Limited Recourse Guaranty.

The foregoing description of the ABL Amendment and Waiver is qualified in its entirety by reference to the ABL Amendment and Waiver, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

First Amendment to Retail Credit Facility

On March 30, 2015, HIE Retail, LLC, a Hawaii limited liability company and wholly owned direct subsidiary of HPE (“HIE Retail”), Bank of Hawaii, American Savings Bank, F.S.B. and Central Pacific Bank (collectively, the “Retail Facility Lenders”), and Bank of Hawaii, as administrative and collateral agent for the Retail Facility Lenders (the “Retail Facility Agent”), entered into a First Amendment (the “First Amendment to Retail Credit Facility”) to the Credit Agreement dated as of November 14, 2013 (the “Retail Credit Facility”). Pursuant to the First Amendment to Retail Credit Facility, HIE Retail, the Retail Facility Lenders and the Retail Facility Agent agreed to amend an existing covenant in the Retail Credit Facility to prohibit HIE Retail from engaging in any transactions outside of the ordinary course of business with certain related persons of the Company. The First Amendment to Retail Credit Facility also provides that, solely for purposes of the calculation of fixed charges for calendar years 2014 and 2015, a cash distribution of up to $7.5 million made by HIE Retail to HPE is to be treated as having been made as a cash distribution in the fourth quarter of 2014.

The foregoing description of the First Amendment to Retail Credit Facility is qualified in its entirety by reference to the First Amendment to Retail Credit Facility, a copy of which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed on June 2, 2014, the Company and Merger Sub entered into the Merger Agreement. Pursuant to the Merger Agreement, the Company agreed to acquire 100% of the issued and outstanding membership interests of Mid Pac, which is the exclusive licensee of the “76” brand in the State of Hawaii and the owner/operator of several terminals and retail gasoline stations, through the merger of Merger Sub with and into Koko’oha, with Koko’oha being the surviving corporation following the Merger.

On April 1, 2015, the Company completed the Merger for an aggregate merger consideration, prior to certain post-closing purchase price adjustments and the repayment of certain debt obligations of Mid Pac and its subsidiaries, of $107.0 million, paid in cash at the closing. The consideration was paid with existing cash reserves of the Company and HIE, the application of a deposit previously paid by the Company, and amounts borrowed pursuant to the Term Loan under the BOH Credit Facility.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, including each of the amendments thereto, copies of which are incorporated by reference herein as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the BOH Credit Agreement, the HPE Pledge Agreement, the HPE Limited Recourse Guaranty, the Fourth Amendment to Delayed Draw Facility, the ABL Amendment and Waiver and the First Amendment to Retail Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 1, 2015, the Company issued a news release announcing the closing of the Merger. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits:

2.1* Agreement and Plan of Merger dated as of June 2, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc., and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 2.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 11, 2014.

2.2 Amendment to Agreement and Plan of Merger dated as of September 9, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 10, 2014.

2.3 Second Amendment to Agreement and Plan of Merger dated as of December 31, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholder’s representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2015.

2.4* Third Amendment to Agreement and Plan of Merger dated as of March 31, 2015, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative.

10.1 Credit Agreement dated as of April 1, 2015, by and among Koko’oha Investments, Inc., Mid Pac Petroleum, LLC, Bank of Hawaii and the other lenders party thereto, and Bank of Hawaii, as administrative agent.

10.2	Pledge Agreement dated as of April 1, 2015, by Hawaii Pacific Energy, LLC in favor of Jefferies Finance LLC.

10.3	Limited Recourse Guaranty dated as of April 1, 2015, by Hawaii Pacific Energy, LLC.

10.4 Fourth Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of April 1, 2015, by and among the Company, the Guarantors party thereto, the Term Lenders party thereto and Jefferies Finance LLC, as administrative agent for the lenders.

10.5 Second Amendment and Waiver to ABL Credit Agreement dated as of March 30, 2015, by and among Hawaii Independent Energy, LLC, Hawaii Pacific Energy, LLC, the Lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the Lenders.

10.6 First Amendment to Credit Agreement dated as of March 30, 2015 among HIE Retail, LLC, Bank of Hawaii, American Savings Bank, F.S.B. and Central Pacific Bank, and Bank of Hawaii, as administrative and collateral agent for the Lenders.

99.1	Press Release dated April 1, 2015.

*	Schedules and similar attachments to the referenced agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: April 1, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary